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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36649) pertaining to the Summit Holding Southeast, Inc. Retirement Plan and in the Registration Statement (Form S-8 No. 333-31781) pertaining to the Summit Holding Southeast, Inc. 1996 Long Term Incentive Plan and the Summit Consulting, Inc. Retirement Plan (as amended) of our report dated March 6, 1998 with respect to the consolidated financial statements and schedules of Summit Holding Southeast, Inc. included in the transition report on Form 10-K for the nine-month period ended December 31, 1997.




                                     ERNST & YOUNG LLP


Jacksonville, Florida
March 25, 1998